UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2026

VenHub Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-43082	92-2083580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5360 Procyon St.
Las Vegas, NV 89118

(Address of Principal Executive Offices and Zip Code)

(888) 585-4999

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VHUB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2026, VenHub Global, Inc. (the “Company”) entered into an Equity Purchase Agreement, effective as of August 26, 2026 (the “Purchase Agreement”), with Euphoria Capital (the “Investor”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions set forth therein, the Company may, from time to time during the Commitment Period, in its sole discretion, require the Investor to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate purchase price of up to $100,000,000. The Commitment Period ends on the earliest of (i) the date on which the Investor has purchased shares equal to the $100,000,000 maximum commitment amount, (ii) 24 months after the date of the Purchase Agreement, (iii) written notice of termination by the Company to the Investor, subject to certain limitations, and (iv) certain bankruptcy-related events. In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, effective as of August 26, 2026 (the “Registration Rights Agreement”), with the Investor, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the resale of the shares within 30 calendar days of August 26, 2026.

Under the Purchase Agreement, upon effectiveness of the Registration Statement, the Company shall have the right, but not the obligation, to deliver put notices directing the Investor to purchase shares of Common Stock. The maximum number of put shares on any business day that may be included in any put notice is the lesser of (i) the number of shares equal to $25,000,000 divided by the closing price of the Common Stock on Nasdaq on the trading day immediately preceding the Put Date (as defined in the ELOC Purchase Agreement) and (ii) 20% of the average daily trading volume on that preceding trading day. The Company may submit a put notice as frequently as every business day, provided that each previous put notice has been fully settled. The purchase price of the put shares will be 97% of the average VWAP of the Common Stock over the three consecutive trading days immediately following the applicable Put Date.

In consideration for the Investor’s commitment, the Company will issue 800,000 shares of Common Stock to the Investor (the “Commitment Shares”). At any time, the Investor may not purchase shares pursuant to the Purchase Agreement that, when aggregated with shares of Common Stock it beneficially owns or is deemed to beneficially own, would result in it owning more than 4.99% of the Common Stock outstanding immediately after giving effect to the applicable issuance. In addition, the Company may not issue or sell put shares under the Purchase Agreement in excess of 18,278,571 shares, and the Investor is not obligated to purchase shares in excess of that amount, until we obtain the shareholder approval required by Nasdaq Rule 5635(d). The Commitment Shares are aggregated with the put shares for purposes of the applicable limitations.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2026, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock listed on the Nasdaq Global Market was below $1.00 for the last 30 consecutive business days, the Company no longer meets the minimum bid price requirement for continued listing on the Nasdaq Global Market under Nasdaq Marketplace Rule 5450(a)(1), which requires a minimum bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”).

The notification letter has no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Market under the symbol “VHUB” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until March 1, 2027, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the 180-day compliance period.

In the event the Company does not regain compliance within the 180-day compliance period, the Company may be eligible for an additional 180-day compliance period if it applies to transfer the listing of its common stock to the Nasdaq Capital Market, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. In the event the Company receives notice that its common stock is being delisted, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to actively monitor the closing bid price of its common stock and will consider all available options to regain compliance with the Minimum Bid Price Requirement.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq listing criteria.

This Item 3.01 disclosure is being made to satisfy the obligation under Nasdaq Listing Rule 5810(b) that the Company make a public announcement disclosing receipt of the notification no later than four business days from the date of the notification.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference. The shares of common stock issuable under the Purchase Agreement and the Commitment Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were offered and sold, or will be issued, in reliance upon exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated August 26, 2026, by and between VenHub Global, Inc. and Euphoria Capital
10.2	Registration Rights Agreement, dated August 26, 2026, by and between VenHub Global, Inc. and Euphoria Capital
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENHUb GLOBAL, Inc.

Date: September 2, 2026	By:	/s/ Shahan Ohanessian
	Name:	Shahan Ohanessian
	Title:	Chief Executive Officer

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